                                                                     Exhibit 99a

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
                             INDUSTRY SEGMENT DATA
                             ---------------------
                          (Unaudited and in millions)

                                                                            Three Months Ended                  Six Months Ended
                                                                                 June 30                            June 30
                                                                       --------------------------        --------------------------
                                                                           2001           2000               2001            2000
                                                                       -----------    -----------        -----------     ----------
Revenue
-------

Energy Systems                                                         $     269.8    $     255.4        $     516.6     $    511.8
Food and Transportation Systems                                              212.3          240.4              395.0          425.6
Agricultural Products                                                        205.8          184.6              340.5          350.4
Specialty Chemicals                                                          119.5          126.4              235.8          251.3
Industrial Chemicals  (1)                                                    200.3          207.1              398.9          480.9
Eliminations                                                                  (6.4)          (3.0)              (8.9)          (5.5)
                                                                       -----------    -----------        -----------     ----------

                                                                       $   1,001.3    $   1,010.9        $   1,877.9     $  2,014.5
                                                                       ===========    ===========        ===========     ==========

Income before income taxes and cumulative effect of
---------------------------------------------------
  change in accounting principle
  ------------------------------

Energy Systems                                                         $      13.3    $      20.4        $      22.3     $     31.4
Food and Transportation Systems                                               16.5           22.9               25.8           35.0
Agricultural Products                                                         41.4           36.9               55.3           50.8
Specialty Chemicals                                                           21.0           25.6               41.0           45.1
Industrial Chemicals                                                          18.2           28.5               32.7           63.0
                                                                       -----------    -----------        -----------     ----------


Segment operating profit                                                     110.4          134.3              177.1          225.3
Corporate                                                                    (17.3)         (17.3)             (33.8)         (34.8)
Other income and (expense), net                                               (2.0)           5.2               (5.5)          (1.9)
                                                                       -----------    -----------        -----------     ----------

Operating profit before asset impairments, restructuring and other charges, net interest expense, and cumulative effect of
  change in accounting principle                                              91.1          122.2              137.8          188.6

Asset impairments (2)                                                       (323.1)         (11.6)            (324.4)         (11.6)
Restructuring and other charges (3)                                         (184.5)         (45.0)            (194.7)         (45.0)
Net interest expense (4)                                                     (23.6)         (25.7)             (46.5)         (48.7)
                                                                       -----------    -----------        -----------     ----------

Income (loss) before income taxes and cumulative effect of
  change in accounting principle                                       $    (440.1)   $      39.9        $    (427.8)    $     83.3
                                                                       ===========    ===========        ===========     ==========

(1) Industrial Chemicals' revenue for 2000 was adjusted to apply recently issued accounting guidance for reporting shipping and handling costs. The reclassification had no effect on previously reported segment operating profit.

(2) Asset impairments for the three months ended June 30, 2001 related to Industrial Chemicals ($224.2 million) and Specialty Chemicals ($98.9 million). Asset impairments for the six months ended June 30, 2001 related to Industrial Chemicals ($224.2 million), Specialty Chemicals ($98.9 million) and Food and Transportation Systems ($1.3 million). Asset impairments for the three and six months ended June 30, 2000 related to Industrial Chemicals ($9.0 million), Energy Systems ($1.5 million), and Specialty Chemicals ($1.1 million).

(3) Restructuring and other charges for the three months ended June 30, 2001 related to Industrial Chemicals ($166.0 million), Corporate ($17.6 million), and Specialty Chemicals ($0.9 million). Restructuring and other charges for the six months ended June 30, 2001 related to Industrial Chemicals ($166.8 million), Corporate ($17.8 million), Energy Systems ($5.2 million), Food and Transportation Systems ($4.0 million) and Specialty Chemicals ($0.9 million). Restructuring and other charges for the three and six months ended June 30, 2000 related to Industrial Chemicals ($33.0 million), Food and Transportation Systems ($8.0 million), Specialty Chemicals ($1.8 million), Energy Systems ($1.4 million), and Corporate ($0.8 million).

(4) Net interest expense includes interest expense from external financing of the phosphorus joint venture for the three months ($1.0 million) and six months ($2.6 million) ended June 30, 2001 and the six months ($0.1 million) ended June 30, 2000. The joint venture is included in Industrial Chemicals.